UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            November 7, 2006

GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-32325	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2006, GMX Resources Inc. (the “Company”) adjusted the compensation of its President and Chief Executive Officer, Ken L. Kenworthy, Jr. and its Executive Vice President, Secretary, Treasurer and Chief Financial Officer, Ken L. Kenworthy, Sr. (individually, “Officer” and collectively, the “Officers”) to provide annual salary increases of $50,000 from $225,000 per year to $275,000 per year, effective as of November 1, 2006. Additionally, the Company awarded each Officer discretionery bonuses in the amount of $100,000 with $50,000 being paid to each Officer in 2006 and the remaining $50,000 being paid to each Officer in 2007. The increased annual salary amounts as well as the bonus awards were both reviewed and approved by the Company’s Compensation Committee pursuant to its established procedures and were granted to the Officers based on the Committee’s evaluation of the recent performance of the Company under the Officers’ direction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

Date: November 13, 2006	By:	/s/ Ken L. Kenworthy, Sr.
Ken L. Kenworthy Sr., Chief Financial Officer